UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2018
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2018, Cerner Corporation (“Cerner”) reported that Zane M. Burke tendered his resignation as President of Cerner, to be effective as of the close of business on November 2, 2018.

As part of his separation, Mr. Burke entered into a Separation Agreement with Cerner effective as of September 6, 2018. In recognition of Mr. Burke’s service to Cerner and in consideration of his execution of a general release of claims, the Separation Agreement provides Mr. Burke with the payments and benefits provided for in his existing employment agreement (as amended by his Executive Severance Agreement) as if his employment were terminated by Cerner for no reason, including: (1) cash payments of $56,222.65, less applicable deductions required by law, on a biweekly basis on Cerner’s regular paydays during the twenty-four (24) month period commencing with the November 16, 2018 Cerner payday, which is based on his annual base salary as of the effective date of his separation, plus his average annual cash bonus during the three years including and preceding Cerner’s second fiscal quarter of 2018, plus the difference between his monthly COBRA continuation premium under Cerner’s health, vision and dental plans in effect as of his separation date and the monthly amount he was paying for such coverage as of his separation date; (2) payment of any performance-based cash incentive compensation earned but not yet paid as of his separation date; and (3) the accelerated vesting of 365,400 unvested stock options and 82,080 unvested restricted stock units (together, the “Cerner Equity Awards”) currently held by Mr. Burke. Mr. Burke will remain subject to, and the separation payments are conditioned upon compliance with, the restrictive covenants contained in his employment agreement and the Separation Agreement, including covenants with respect to non-competition, non-solicitation and confidentiality. If Mr. Burke were to breach any of the restrictive covenants during the twenty-four (24) month separation payment period, Cerner would be entitled to stop any payments due after the date of breach and claw back all separation payments made prior to the date of breach, as well as any of the Cerner Equity Awards outstanding at the time of breach or, if sold prior to the date of the breach, the proceeds thereof. Upon execution of the Separation Agreement, Mr. Burke ceased to be eligible for any other severance benefits under his employment agreement (as amended by his Executive Severance Agreement) or the Cerner Enhanced Severance Pay Plan, as amended.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which Cerner will file as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

A copy of Cerner’s press release issued September 10, 2018, is furnished herewith as Exhibit 99.1 and is attached hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated September 10, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: September 10, 2018	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer